ASSET PURCHASE AND DOMAIN NAME, WEB SITE CONTENT AND TRADEMARK ASSIGNMENT AGREEMENT

This ASSET PURCHASE AND DOMAIN NAME, WEB SITE CONTENT AND TRADEMARK ASSIGNMENT AGREEMENT (this “Agreement”) is entered into and made effective as of August 8th, 2013 (the “Effective Date”) by and between Monster Arts, Inc., a Nevada corporation (“Monster Arts”) and Iconosys, Inc., a California corporation (“Iconosys”) (individually, the “Party,” and collectively, the “Parties”), with reference to the following facts:

A.              Iconosys owns all right, title and interest in and to the TAVG Assets (as defined below).

B.              Iconosys desires to sell, convey, transfer, assign and deliver to Monster Arts, and Monster Arts desires to purchase from Iconosys, all right, title and interest in and to the TAVG Assets, free and clear of any Encumbrance (as defined below) pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the above premises and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

1.               Definitions. As used in this Agreement, the following defined terms have the following meanings:

1.1            “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, lease, deed of trust, security interest, encumbrance, claim, infringement, option, right of first refusal, preemptive right, community property interest, or restriction of any nature on any asset.

1.2 “Intellectual Property Rights” shall mean, means all intellectual property and proprietary rights worldwide, whether or not registered, including without limitation any and all foreign and domestic trade names, trademarks, service marks, domain names, copyrights, moral rights, trade secret rights, patent and all associated rights and all registrations, applications, renewals, extensions and continuations (in whole or in part) of any of the foregoing, together with all goodwill associated therewith and all rights and causes of action for infringement, misappropriation, misuse, dilution, unfair trade practice or otherwise associated therewith.

1.3 "TAVG Asset Domain Name(s)" means the domain name(s) listed on Exhibit A attached to this Agreement.

1.4 "TAVG Asset Trademark(s)" means the trademarks listed on Exhibit B attached to this Agreement.

1.5 "TAVG Asset Web Site(s)" means the web sites and related urls listed on Exhibit C.

1.6 "TAVG Asset Web Site Content" means the aspects of the domain located at a TAVG Asset Web Site that may be perceived by the person accessing the TAVG Asset Web Site and/or that constitute the underlying code or programming infrastructure, so long as that

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underlying code or programming infrastructure was created by Iconosys and/or solely for use on the TAVG Asset Web Site. This underlying code or programming infrastructure includes, but is not limited to, web site-related applications, artwork, sound, graphic files, music files, user interface, logos, data, software, tools, text and other materials and related technology and those trademarks identified on the attached Exhibit B. " TAVG Asset Web Site Content" includes any code used to create any element of the TAVG Asset Web Site Content.

1.7 “TAVG Assets” means: (i) the TAVG Asset Domain Name(s); (ii) the TAVG Asset Trademark(s); (iii) the TAVG Asset Web Site(s); (iv) the TAVG Asset Web Site Content; (v) all internet traffic to the TAVG Asset Domain Name(s); and (vi) any and all goodwill and Intellectual Property Rights associated with or relating to each of the foregoing.

2.               Purchase and Sale of TAVG Assets.

2.1            Purchase and Sale of TAVG Assets. Pursuant to the terms and conditions set forth in this Agreement, at the Closing (as defined below), Iconosys shall sell, convey, transfer, assign and deliver to Monster Arts, and Monster Arts shall purchase from Iconosys, all right, title and interest in and to the TAVG Assets, free and clear of any Encumbrance.

2.2            In connection with the foregoing:

a. TAVG Asset Trademark(s) Assignment. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Iconosys hereby irrevocably assigns, transfers and contributes to Monster Arts all of its right, title and interest in and to the TAVG Asset Trademark(s), together with the goodwill associated with or symbolized by the TAVG Asset Trademark(s).

b. TAVG Asset Domain Name(s) Assignment. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Iconosys hereby irrevocably assigns, transfers and contributes to Monster Arts all of its right, title and interest in and to the registrations of the TAVG Asset Domain Name(s), together with, without any limitation, any related trademarks, service marks, copyrights, trade names, domain names, and other intellectual property rights throughout the world to the TAVG Asset Domain Name(s), whether such rights are registered or not, and all rights of priority therein, and the right to recover for damages and profits and all other remedies for past infringements thereof, and any and all appurtenant goodwill associated therewith.

c. TAVG Asset Web Site(s) Content Assignment. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Iconosys hereby irrevocably assigns, transfers and contributes to Monster Arts all of its right, title and interest in and to the TAVG Asset Web Site Content, together with, without any limitation, any related Intellectual Property Rights to the TAVG Asset Site Content, whether such rights are registered or not, and all rights of priority therein, and the right to recover for damages and profits and all other remedies for past infringements thereof, and any and all appurtenant goodwill associated therewith.

2.3            No Assumption of Liabilities. With regard to its purchase of the TAVG Assets pursuant to this Agreement, Monster Arts shall not assume or be responsible for any commercial,

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operational, financial, legal or any other liabilities or obligations of Iconosys and/or any of its affiliates or that relate to the operation of the business of Iconosys and/or any of its affiliates, whether known or unknown, disclosed or undisclosed, actual, accrued, contingent or otherwise.

3.               Consideration.

3.1            Purchase Price. The purchase price (the “Purchase Price”) for the TAVG Assets shall be $250,000.00, which shall be paid by Monster Arts to Iconosys in cash and in restricted, Rule 144 common stock of Monster Arts as follows: (i) $50,000.00 of the Purchase Price shall be paid in cash (the “Cash Portion”), with a cash payment of $5,000.00 to be paid to Iconosys within five (5) business days of Closing, and with the balance of the Cash Portion ($45,000.00) to be paid to Iconosys pursuant to the terms and provisions of the promissory note attached hereto as Exhibit D (the “Note”); and (ii) $200,000 of the Purchase Price shall be paid in the form of 1,052,632 shares of restricted, Rule 144 common (valued at $.19 per share, based on the closing trading price of Monster Arts’ common stock on the OTC Bulletin Board Exchange as of the Effective Date), and pursuant to the terms and provisions of the stock purchase agreement attached hereto as Exhibit E (the “SPA”).

4.               Closing.

4.1            Closing Date. Except as otherwise agreed to by the Parties, the sale and transfer of the TAVG Assets by Iconosys to Monster Arts (the “Closing”) shall take place on the Effective Date (also referred to herein as, the “Closing Date”), upon the Parties’ execution and delivery of this Agreement, the Note and the SPA.

4.2            At the Closing, or no later than thirty (30) days subsequent to the Effective Date, Iconosys shall deliver or cause to be delivered to Monster Arts instruments of assignments and transfer of Iconosys’ rights, title and interest in and to each and all of the TAVG Assets, free and clear of any Encumbrance; such instruments shall include, without limitation, all documentation necessary to transfer the TAVG Asset Domain Name(s) to Monster Arts (to be delivered by Iconosys to the appropriate domain name registry pursuant to Section 6.3 below).

5.               Representations and Warranties; Indemnification.

5.1            Representations and Warranties. Iconosys represents and warrants to Monster Arts that:

(i)              Each of Exhibit A, Exhibit B, and Exhibit C to this Agreement, respectively, sets forth a complete and accurate schedule listing all: (i) domain names; (ii) trademarks and the registrations and registration applications, and (iii) web sites and related urls pertaining to the applicable TAVG Assets. Iconosys is the registrant listed in the records of the applicable registrar (“Registrar”) as the owner of the registration of the TAVG Asset Domain Name(s) and is the sole and exclusive owner, legal and beneficial, of all right, title and interest in and to each and all of the TAVG Assets free and clear of any Encumbrance; no other party has any rights in the TAVG Assets. In addition, Iconosys does not owe any amount to any domain name registration authority or to any other governmental entity relating to or on account of the registration of the TAVG Asset Domain Name(s) or the registration of any TAVG Asset Trademark(s). Iconosys warrants that all registration fee payment obligations for applicable

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Registrars are current, paid-in and fully satisfied as of the Effective Date. Iconosys has not licensed or otherwise allowed or enabled the use of any of the TAVG Assets to any other person or entity, or otherwise granted any right with respect to the TAVG Assets to any other person or entity, that may, in any manner, restrict, impede or adversely affect Monster Arts' rights therein. Except as may be already disclosed on or as part of an Exhibit to this Agreement, Iconosys has not obtained a trademark registration or filed any application to register a trademark with the US Patent and Trademark Office or other agency (domestic or foreign) of the TAVG Asset Trademark(s), the TAVG Asset Domain Name(s) or any other mark confusingly similar to the TAVG Asset Trademark(s) or the TAVG Asset Domain Name(s);

(ii)            Iconosys has the power to enter into and perform this Agreement, and the execution of this Agreement has been duly authorized by all necessary corporate action;

(iii)          This Agreement constitutes a valid and binding obligation on Iconosys, enforceable in accordance with the terms and conditions set forth in this Agreement;

(iv)          There are no pending or threatened claims, demands, suits, actions, litigation, arbitration, or legal, administrative or other proceedings or governmental investigations that might adversely affect, invalidate or otherwise impair Monster Arts’ exclusive right, title and interest in and to the TAVG Assets, including without limitation any claims, demands etc. relating to intellectual property rights infringement;

(v)            No consent or approval of any other person or governmental authority is necessary for this Agreement to be effective;

(vi)          Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated under this Agreement shall constitute a default or violation of Iconosys’ articles of incorporation, bylaws or of any license, lease, franchise, mortgage, instrument or other agreement;

(vii) Iconosys and its related entities, affiliates, officers, directors, parents, subsidiaries, divisions, owners, agents, servants, shareholders, employees, successors, assigns, representatives, and agents of any kind, and all persons or entities acting under Iconosys (the “Iconosys Parties”) will not register any domain names or file for federal or state registration of or use in any manner whatsoever any names or trademarks that incorporate, are confusingly similar to or constitute any colorable imitation of the Monster Arts’ “TAVG Asset” names, including but not limited to, misspellings or phonetic equivalents of and/or invented words that combine elements of any of the following names: “TAVG™”, “Travel America Visitor Guide™,” and that may, therefore, create confusion among consumers as to source, sponsorship or affiliation;

(viii) the Iconosys Parties agree not to utilize the TAVG Asset Domain Name(s) in their email addresses, or anything confusingly similar to the TAVG Asset Domain Name(s), or any colorable imitation thereof, including but not limited to, misspellings or phonetic equivalents of and/or invented words that combine elements of any of the following names: “TAVG™”, “Travel America Visitor Guide™”, and that may, therefore, create confusion among consumers as to source, sponsorship or affiliation; and

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(ix) None of the representations and warranties made by Iconosys, or in any certificate or memorandum furnished or to be furnished by any of them or on their behalf, including without limitation information provided by Iconosys to Monster Arts relating to Iconosys’ financial condition, TAVG Asset Web Site traffic and/or the TAVG Assets contains any untrue statement of a material fact, or omits to state a material fact necessary to prevent the statements from being misleading.

5.2            Mutual Indemnification. Iconosys and Monster Arts (each Party, for purposes of this Section 5.2, a “Section 5.2 Indemnifying Party”) shall each defend, indemnify and hold harmless the other Party, and each of their current, former and future parent corporations, subsidiaries, affiliates, employee benefit plans, and related entities or corporations, and their past and present officers, directors, shareholders, employees, creditors, fiduciaries, agents, employees, partners, attorneys, representatives, promoters, heirs, predecessors, successors and assigns (collectively, the “Released Party”), from any and all claims, demands, costs, expenses, obligations, damages or causes of action of any nature, including reasonable attorneys’ fees and costs, arising directly or indirectly from: (i) a breach by the Section 5.2 Indemnifying Party of any of its representations or warranties set forth in this Agreement; (ii) a breach by the the Section 5.2 Indemnifying Party of any other term or condition set forth in this Agreement; (iii) the violation by the Section 5.2 Indemnifying Party of any federal, state or local law in connection with this Agreement; and/or (iv) damages to any third party caused by the Section 5.2 Indemnifying Party’s negligent or intentional acts or omissions in connection with this Agreement.

5.3 Indemnification by Iconosys. Monster Arts is not responsible or liable for, and Iconosys hereby indemnifies Monster Arts against and from, any claims or demands by third parties whether based upon federal or state law, statute or common law or other law, connected with, or arising out of, or relating to the holding or use of any of the TAVG Assets, prior to the transfer of the TAVG Assets to Monster Arts.

6.               Covenants of Iconosys.

6.1 Within thirty (30) days after the Closing Date, Iconosys will, at its sole cost, take all steps required by the applicable trademark authorities in each country or jurisdiction to record the assignment(s) and transfer the registrations of the TAVG Asset Trademark(s) to Monster Arts, by completing the required forms, paying the required fees, and taking any other required actions to effect the assignment(s) and transfer the registrations of the applicable TAVG Asset Trademark(s) to Monster Arts. At and after the Closing Date, Iconosys will, without further consideration, provide such other information and execute such documents as may be necessary of appropriate to accomplish the assignment(s) and transfer of the registrations of the TAVG Asset Trademark(s) upon Monster Arts’ reasonable request.

6.2 To the extent that Iconosys and/or Monster Arts becomes aware after execution and delivery of this Agreement of a domain name that redirects to any of the domain names transferred pursuant to this Agreement, such Party will cause that domain name to be transferred

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to Monster Arts within a commercially reasonable time period, and on similar terms as set forth in this Agreement.

6.3 Within thirty (30) days after the Closing Date, Iconosys will, at its sole cost, take the steps required by the current procedures promulgated by the registrars listed in Exhibit A, or any other registrar that might be or become responsible for the transfer of the registrations of the TAVG Asset Domain Name(s), to transfer the registrations of the TAVG Asset Domain Name(s) to Monster Arts, by completing the required forms and taking any other required actions to effect the transfer of the registrations of the TAVG Asset Domain Name(s) to Monster Arts. At and after the Effective Date, Iconosys will, without further consideration, provide such other information and execute such documents as may be necessary or appropriate to accomplish the transfer of the registrations of the TAVG Asset Domain Name(s) upon Monster Arts' reasonable request.

6.4 As of the Closing Date, Iconosys agrees to take no action adverse to Monster Arts’ ownership of the TAVG Asset Domain Name(s). As of the Closing Date, Iconosys shall immediately ease and desist all creation, production and manufacture of any marketing, promotional or advertising materials, collateral products or other items bearing the Monster Arts’ “TAVG Asset” names, including but not limited to, misspellings or phonetic equivalents of and/or invented words that combine elements of any of the following names: “TAVG™”, “Travel America Visitor Guide™”, and that may, therefore, create confusion among consumers as to source, sponsorship or affiliation “TAVG Asset” names. In addition, Iconosys shall make no further use of any of the TAVG Assets as of the Closing Date and/or attempt to resell any of the TAVG Assets, nor shall Iconosys challenge, interfere, solicit, encourage or assist others to challenge or otherwise interfere with Monster Arts' title, interest, right or use of the TAVG Assets. Iconosys will not itself, or enable another to, take any action or refrain from any action or otherwise support any claim that may detrimentally affect the registrability, validity of, or commercial value associated with the TAVG Assets.

7.               General Provisions.

7.1            Assignment. Neither Party may assign this Agreement or any of its rights, duties, or obligations hereunder without the other Party’s prior written consent.

7.2            Entire Agreement. This Agreement, together with any exhibits, appendix or other attachments entered into hereunder, contains the entire agreement between the Parties hereto and supersedes all prior and contemporaneous written or oral agreements, arrangements, negotiations and understandings between the Parties hereto, relating to the subject matter hereof. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this Agreement. Each Party acknowledges, represents and warrants that this Agreement is fully integrated and not in need of parol evidence in order to reflect the intentions of the Parties. In the event of any inconsistency or conflict between the provisions of this Agreement and the provisions of any attachment to this Agreement, the provisions of this Agreement shall control and be determinative.

7.3 Each and all of the several rights and remedies provided for in this Agreement shall be construed as being cumulative, no one of them shall be deemed to be exclusive of the

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others or of any right or remedy allowed by law or equity, and pursuit of any one remedy shall not be deemed to be an election of such remedy, or a waiver of any other remedy.

7.4 Governing Law. This Agreement shall be governed by the laws of the State of California applicable to agreements made and fully performed in California by California residents, and without regard for conflict of laws principles.

7.5 Severability. If any provision of this Agreement is finally declared or found to be illegal or unenforceable by a court of competent jurisdiction, both Parties shall be relieved of all obligations arising under such provision, but, if capable of performance, the remainder of this Agreement shall not be affected by such declaration or finding.

7.6 Amendment; Waiver. This Agreement may be amended only by a writing signed by each of the Parties. The failure of a party to enforce any provision of this Agreement shall not be construed to be a waiver of the right of such Party to thereafter enforce that provision or any other provision or right.

7.7 Should suit be brought to enforce or interpret any part of this Agreement, the “prevailing Party” shall be entitled to recover its costs of suit, including actual attorneys’ fees from the non-prevailing Party. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any party in the court of the State of California, County of Orange, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the Parties consents to and agrees to be subject to the personal jurisdiction of such court (and of the appropriate appellate court) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in this Section 7.7 may be served on any Party anywhere in the world.

7.8 Counterparts. This Agreement may be executed by facsimile signature and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.9 Notices. Any notice hereby required or permitted to be given shall be sufficiently given if in writing and delivered in person or sent by facsimile, electronic mail, overnight courier or First Class mail, postage prepaid, to either Party at the address of such party stated below on the signature page of this Agreement or such other address as shall have been designated by written notice by such Party to the other Party. Any notice or other communication required or permitted to be given under this Agreement will be deemed given: (i) upon personal delivery to the party to be notified; (ii) on the day when delivered by electronic mail to the proper electronic mail address; (iii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iv) the first business day after deposit with a nationally recognized overnight courier, specifying next day delivery; or (v) the third business day after the day on which such notice was mailed in accordance with this Section 7.9.

7.10 Subject Headings. The subject headings of the Sections in this Agreement are included for purposes of convenience and reference only and shall not be deemed to explain, modify, limit, amplify or aid in the meaning, construction or interpretation of any of the

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provisions of this Agreement.

7.11 Binding Agreement. Subject to the provisions of Section 7.1 above, this Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

7.12 Construction; Capitalized Terms in Appendices or Other Attachments. This Agreement shall not be construed against any party hereto by virtue of the fact that said party drafted this Agreement, or had this Agreement drafted. Unless otherwise defined therein, all capitalized terms in any exhibit or other attachment to this Agreement shall have the meanings given to them in the Agreement.

7.13 Representation of Authority. Each Party represents and warrants that it has the right to enter into and deliver this Agreement and to grant the rights and undertake the duties provided for in this Agreement. This Agreement and the respective rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of the Parties only after the Agreement has been fully executed and delivered by an authorized representative of the respective Parties.

7.14 No Third-Party Rights. Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

7.15 Further Assurances. At any time, and from time to time, each Party will execute such additional instruments and take such actions as may be reasonably requested by the other Party to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement, including without limitation, those additional actions as set forth below in Section 7.20.

7.16         Press Releases. All press releases and public announcements relating to this Agreement or any other agreements relating to or contemplated by this Agreement will be mutually agreed to by the Parties.

7.17         ADVICE OF COUNSEL. EACH OF THE PARTIES ACKNOWLEDGES, CONFIRMS, AND AGREES THAT IT HAS READ AND UNDERSTOOD THE MEANING AND EFFECT OF EACH AND EVERY PROVISION OF THIS AGREEMENT, WAS AFFORDED THE OPPORTUNITY TO CONSULT IN ITS NATIVE LANGUAGE WITH AN ADVISOR OF ITS OWN CHOOSING, AND WAS AFFORDED THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL OF ITS OWN CHOOSING PRIOR TO THE EXECUTION HEREOF.

7.18         Time of Essence. Time is of the essence in respect to all provisions of this Agreement that specify a time for performance; provided, however, that the foregoing shall not be construed to limit or deprive the Party of the benefits of any grace or use period allowed in this Agreement.

7.19         Injunctive Relief. Each of the Parties acknowledges that, in view of the uniqueness of the transactions contemplated by this Agreement, neither Party shall have an

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adequate remedy at law for money damages in the event that this Agreement is not performed in accordance with its terms, and therefore each Party agrees that the other Party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

7.20         Additional Actions. At any time after the Closing Date, at Monster Arts' request and expense, except to the extent such costs are the responsibility of Iconosys pursuant to any other provision of this Agreement, including without limitation, Section 6 or this Section 7, Iconosys shall execute and deliver to Monster Arts such other instruments and documents, and take such other actions as Monster Arts may deem necessary or desirable to effect, evidence, record and perfect the transfers and assignments contemplated by this Agreement. Iconosys will be responsible for all expenses relating to recordation of assignments, if any. Iconosys will prepare a short form assignment document to be used for such recordation.

7.21         All representations and warranties contained herein shall survive the execution and delivery of this Agreement, are material, and have been or will be relied upon by the Parties, notwithstanding any investigation made by the Parties or on behalf of any of them.

[signature page to follow]

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be made and executed by its duly authorized officer as of the Effective Date.

“Monster Arts” MONSTER ARTS, a Nevada corporation By: _________________________________ Wayne Irving II, Chief Executive Officer	“Iconosys” ICONOSYS, INC., a California corporation By: _________________________________ Ryan Foland, Chief Operating Officer

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Exhibit A

TAVG Asset Domain Name(s)

adultdirectoryusa.com

adultusadirectory.com

altasnowbirdvisitorguide.com

alternativeenergyfuelingdirectory.com

alternativefueldirectory.com

ameliaislandvisitorguide.com

amityislandvisitorguide.com

amityvillevisitorguide.com

aspentravelersguide.com

aspenvisitorguide.net

atlantavisitorguide.net

atlanticcityvisitorguide.com

austinvisitorguide.net

bayareavisitorsguide.com

beavercreekvisitorguide.com

beercountrytravelguide.com

bigbearvisitorguide.com

bigislandvisitorguide.com

bostonvisitorguide.net

buenaparkvisitorguide.com

cabosanlucasvisitorguide.com

carlsbadvisitorguide.com

carolinacoastvisitorguide.com

carsoncityvisitorguide.com

catalinaislandvisitorguide.com

cedarpointvisitorguide.com

coloradospringsvisitorguide.com

crosscountrycycleguide.com

dallasvisitorguide.net

danceusadirectory.com

daytonabeachpartyguide.com

doorcountyvisitorsguide.com

durangovisitorguide.com

durhamvisitorguide.com

escortsusadirectory.com

fingerlakesvisitorguide.com

fishguidefinder.com

fishingguidecalifornia.com

fitnessgymfinder.com

floridakeysvisitorsguide.com

ftlauderdalevisitorguide.com

galvestonislandvisitorsguide.com

gatlinburgvisitorguide.com

golfamericatravelguide.com

golfamericavisitorguide.com

gourmettruckdirectory.com

grandcanyonvisitorguide.com

grandhavenvisitorguide.com

gymnasticsusadirectory.com

hersheyvisitorguide.com

hiltonheadvisitorsguide.com

houseboatvacationguide.com

hwy101visitorguide.com

inclinevillagevisitorguide.com

indianapolisvisitorguide.com

indianwellsvisitorguide.com

inkandpiercings.com

jacksonholeskiguide.com

jacksonholetravelersguide.com

jacksonholevisitorguide.com

jacksonholevisitorsguide.com

karatedirectoryusa.com

karateusadirectory.com

keylargovisitorguide.com

kissimmeevisitorguide.com

lagunabeachvisitorguide.com

laketahoevisitorguide.com

laquintavisitorsguide.com

lasvegasvisitorsguide.net

laughlinvisitorguide.com

longbeachhomeimprovementdirectory.com

mackinacislandvisitorguide.com

mackinacvisitorguide.com

malibuvisitorguide.com

mammothlakesvisitorguide.com

mammothmountainvisitorguide.com

manchesterbytheseavisitorguide.com

manchestervisitorsguide.com

marathonvisitorguide.com

marthasvineyardvisitorguide.com

marthasvineyardvisitorsguide.com

marthasvinyardvisitorguide.com

martialartsusadirectory.com

memphisvisitorsguide.com

mercersburgvisitorguide.com

michiganbeachguide.com

milwaukeevisitorsguide.com

mtshastavisitorguide.com

myfishingguidefinder.com

myhuntingguidefinder.com

myplugindirectory.com

myrtlebeachtravelersguide.com

mytreelotfinder.com

nantucketvisitorguide.com

nationalkaratedirectory.com

niagarafallsvacationguide.com

Exhibit A

niagrafallsvisitorguide.com

northernmichiganvisitorguide.com

oceventsguide.com

ochomeimprovementdirectory.com

ocvisitorguide.com

oldtownvisitorguide.com

olympicparkvisitorguide.com

orangecountyhomeandgarden.com

orangecountyvisitorguide.com

orangecountyvisitorsguide.com

orlandovisitorguide.net

oshkoshvisitorguide.com

pacificbeachvisitorguide.com

palmdesertvisitorguide.com

palmreaderdirectory.com

panamacityvisitorsguide.com

parkcityutvisitorsguide.com

parkcityvisitorguide.net

parkcityvisitorsguide.net

pasadenavisitorguide.com

pearlharborvisitorguide.com

pikespeakvisitorguide.com

psychicusadirectory.com

redlandsvisitorguide.com

route66visitorguide.com

saltlakecityvisitorguide.com

sanclementevisitorguide.com

sandiegohomeimprovementdirectory.com

sanibelcaptivavisitorguide.com

sanjuancapistranovisitorguide.com

sanjuanislandsvisitorguide.com

sanjuanislandsvisitorsguide.com

santamonicavisitorguide.com

saugatuckvisitorsguide.com

smokymountainsvacationguide.com

solvangvisitorguide.com

southhavenvisitorguide.com

southpadreislandvisitorguide.com

stevenspassvisitorguide.com

stjoevisitorguide.com

stjosephvisitorguide.com

sunbathingdirectory.com

sunbathingusa.com

sunvalleyvisitorguide.com

taekwondousadirectory.com

tahoevisitorguide.com

tahoevisitorsguide.net

tampastpetevisitorguide.com

telluridetravelersguide.com

temeculavisitorguide.com

temeculavisitorsguide.com

thedellsvisitorguide.com

toplessbusinesses.com

toptenspringbreakdestinations.com

toptensummerdestinations.com

toptenvacationdestinations.com

travelalabamavisitorguide.com

travelamericavisitorguide.com

travelarizonavisitorguide.com

travelarkansasvisitorguide.com

travelbostonvisitorguide.com

travelbranff.com

travelbransonvisitorguide.com

travelcaliforniavisitorguide.com

travelcanadavisitorguide.com

travelcarolinavisitorguide.com

travelchicagovisitorguide.com

travelcoloradovisitorguide.com

travelcoloradovistorguide.com

travelconnecticutvisitorguide.com

traveldelawarevisitorguide.com

traveldenvervisitorguide.com

travelearthvisitorguide.com

travelfloridavisitorguide.com

travelgeorgiavisitorguide.com

travelhawaiivisitorguide.com

travelhonoluluvisitorguide.com

travelidahovisitorguide.com

travelindianavisitorguide.com

traveliowavisitorguide.com

travelkentuckyvisitorguide.com

travellasvegasvisitorguide.com

travellongbeachvisitorguide.com

travellouisianavisitorguide.com

travelmainevisitorguide.com

travelmassachusettsvisitorguide.com

travelmiamivisitorguide.com

travelmichiganvisitorguide.com

travelminnesotavisitorguide.com

travelmississippivisitorguide.com

travelmissourivisitorguide.com

travelnashvillevisitorguide.com

travelnevadavisitorguide.com

travelnewjerseyvisitorguide.com

travelnewmexicovisitorguide.com

travelneworleansvisitorguide.com

travelnewyorkvisitorguide.com

travelohiovisitorguide.com

traveloklahomavisitorguide.com

travelontariovisitorguide.com

traveloregonvisitorguide.com

travelorlandovisitorguide.com

travelpennsylvaniavisitorguide.com

travelportlandvisitorguide.com

travelsacramentovisitorguide.com

travelsanfranciscovisitorguide.com

Exhibit A

travelseattlevisitorguide.com

travelsouthdakotavisitorguide.com

traveltenneseevisitorguide.com

traveltennesseevisitorguide.com

traveltexasvisitorguide.com

travelutahvisitorguide.com

travelvermontvisitorguide.com

travelvirginiavisitorguide.com

travelwashingtonvisitorguide.com

travelwestvirginiavisitorguide.com

travelwisconsinvisitorguide.com

travelwyomingvisitorguide.com

travercityvisitorguide.com

traverscityvisitorguide.com

traversecityvisitorguide.com

treelotfinder.com

tybeeislandvisitorguide.com

us1visitorguide.com

vailbreckenridgevisitorguide.com

vailbreckenridgevisitorsguide.com

venicebeachvisitorguide.com

virginiabeachvisitorguide.com

virginiacitynvvisitorguide.com

virginiacityvisitorguide.com

visitbostonvisitorguide.com

visitorsguideapp.com

westpalmbeachvisitorguide.com

whistlervisitorsguide.com

willamettevalleyvisitorguide.com

winecountryamerica.com

winecountryusavisitorguide.com

wisconsindellsvisitorsguide.com

yellowstonevisitorguide.com

Exhibit B

TAVG Asset Trademark(s)

Trademarks	Registration No.	Registration Date	Jurisdiction

Exhibit C

TAVG Asset Web Site(s)

www.alternativeenergyfuelingdirectory.com www.alternativefueldirectory.com
www.amityislandvisitorguide.com www.atlantavisitorguide.net
www.austinvisitorguide.net www.beercountrytravelguide.com
www.bigbearvisitorguide.com www.cabosanlucasvisitorguide.com
www.catalinaislandvisitorguide.com www.cedarpointvisitorguide.com
www.coloradospringsvisitorguide.com www.dallasvisitorguide.net
www.daytonabeachpartyguide.com www.doorcountyvisitorsguide.com
www.floridakevisitorguide.com www.flowershopusadirectory.com
www.ftlauderdalevisitorguide.com www.galvestonislandvisitorsguide.com
www.golfamericavisitorguide.com www.grandcanyonvisitorguide.com
www.grandhavenvisitorguide.com www.hersheyvisitorguide.com
www.hiltonheadvisitorsguide.com www.hwy101visitorguide.com
www.inclinevillagevisitorguide.com www.inkandpiercings.com
www.jacksonholevisitorguide.com www.karatedirectoryusa.com
www.laketahoevisitorguide.com

www.longbeachhomeimprovementdirectory.com www.lunchwagonnation.com
www.mammothmountainvisitorguide.com www.marthasvinyardvisitorguide.com
www.myfishingguidefinder.com www.myhuntingguidefinder.com
www.nantucketvisitorguide.com www.naturaljuicedirectory.com
www.niagarafallsvacationguide.com www.oldtownvisitorguide.com
www.orangecountyhomeimprovementdirectory.com www.orangecountyvisitorsguide.com www.panamacityvisitorsguide.com www.parkcityutvisitorguide.com www.parkcityutvisitorsguide.com www.pikespeakvisitorguide.com www.psychicusadirectory.com www.route66visitorguide.com

www.solvangvisitorguide.com www.southpadreislandvisitorguide.com

www.southhavenvisitorguide.com www.steakhousenation.com

www.tahoevisitorguide.com www.tahoevisitorsguide.net

www.tampastpetevisitorguide.com
www.temeculavisitorguide.com www.travelalaskavisitorguide.com
www.travelalabamavisitorguide.com www.travelamericavisitorguide.com
www.travelbostonvisitorguide.com www.travelbransonvisitorguide.com
www.travelcaliforniavisitorguide.com www.travelcanadavisitorguide.com
www.travelchicagovisitorguide.com www.travelcoloradovisitorguide.com
www.travelconnecticutvisitorguide.com www.traveldallasvisitorguide.com
www.traveldenvervisitorguide.com www.travelfloridavisitorguide.com
www.travelgeorgiavisitorguide.com www.travelhawaiivisitorguide.com
www.travelhonoluluvisitorguide.com www.travelidahovisitorguide.com
www.travellasvegasvisitorguide.com www.travellongbeachvisitorguide.com
www.travellosangelesvisitorguide.com www.travellouisianavisitorguide.com
www.travelmiamivisitorguide.com www.travelmichiganvisitorguide.com
www.travelmontrealvisitorguide.com www.travelnashvillevisitorguide.com
www.travelnevadavisitorguide.com www.travelnewjerseyvisitorguide.com
www.travelnewmexicovisitorguide.com www.travelneworleansvisitorguide.com
www.travelnewyorkvisitorguide.com www.travelnorthcarolinavisitorguide.com
www.traveloahuvisitorguide.com www.traveloklahomavisitorguide.com
www.traveloregonvisitorguide.com www.travelorlandovisitorguide.com
www.travelportlandvisitorguide.com www.travelsandiegovisitorguide.com
www.travelsanfranciscovisitorguide.com www.travelseattlevisitorguide.com
www.travelsouthcarolinavisitorguide.com www.traveltexasvisitorguide.com
www.travelutahvisitorguide.com www.travelvermontvisitorguide.com
www.travelvirginiavisitorguide.com www.travelwyomingvisitorguide.com

Exhibit C

www.traversecityvisitorguide.com
www.us1visitorguide.com
www.vailbreckenridgevisitorguide.com
www.vailbreckenridgevisitorsguide.com
www.virginiacityvisitorguide.com
www.williamsburgvisitorguide.com
www.winecountryvisitorguide.com
www.winecountryusavisitorguide.com

Exhibit D

Copy of the Note

[see attached]

Exhibit E

Copy of the SPA

[see attached]